Exhibit 3.6

COMPOSITE CERTIFICATE OF FORMATION

OF

ACCESS MIDSTREAM PARTNERS GP, L.L.C.

(as amended as of July 24, 2012)

1. Name . The name of the Company is “Access Midstream Partners GP, L.L.C.”

2. Registered Office; Registered Agent . The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801